Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial statements are presented to illustrate the estimated effects of the acquisition (the “Acquisition”) by Ozop Surgical Corp, a Nevada corporation (“OZOP” or the “Company”) of all of the outstanding equity securities of Power Conversion Technologies, Inc., a Pennsylvania corporation (“PCTI”) from Catherine Chis (“Chis”), the sole shareholder of PCTI, pursuant to the terms of a Stock Purchase Agreement (the “SPA”). Under the terms of the SPA, the Company acquired one thousand (1,000) shares of PCTI, which represents all of the outstanding shares of PCTI, from Chis in exchange for a cash payment of $400,000 and the issuances of 47,500 shares of the Company’s Series C Preferred Stock, 18,667 shares of the Company’s Series D Preferred Stock, and 500 shares of the Company’s Series E Preferred Stock to Chis. The Acquisition is being accounted for as a business combination and was treated as a reverse acquisition for accounting purposes with PCTI as the accounting acquirer in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”).

The following unaudited pro forma condensed consolidated balance sheet as of June 30, 2020, and the unaudited pro forma condensed consolidated statements of operations and comprehensive loss for the six months ended June 30, 2020, and the year ended December 31, 2019 (collectively, the “Pro Forma Statements”) have been prepared in compliance with the requirements of SEC Regulation S-X using accounting policies in accordance with U.S. GAAP.

The unaudited pro forma condensed consolidated statement of comprehensive loss for the year ended December 31, 2019, and for the six months ended June 30, 2020, gives effect to the acquisition of PCTI as if it had occurred on January 1, 2020 and January 1, 2019, respectively. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2020 gives effect to the acquisition of PCTI as if it occurred on June 30, 2020.

Accounting policies used in the preparation of the Pro Forma Statements are based on the unaudited financial statements of PCTI for the six months ended June 30, 2020, and the audited financial statements of PCTI for the year ended December 31, 2019.

The pro forma adjustments are based on preliminary estimates and currently available information and assumptions that the Company’s management believes are reasonable. The notes to the Pro Forma Statements provide a discussion of how such adjustments were derived and presented in the Pro Forma Statements. Changes in facts and circumstances or discovery of new information may result in revised estimates. As a result, there may be material adjustments to the Pro Forma Statements. Certain historical PCTI financial statement caption amounts have been reclassified or combined to conform to the Company’s presentation and disclosure requirements.

The Pro Forma Statements should be read in conjunction with the unaudited consolidated financial statements and related notes of PCTI as of and for the six months ended June 30, 2020 and 2019, and audited financial statements and related notes of PCTI as of and for the years ended December 31, 2019 and 2018.

The Pro Forma Statements are presented for illustrative purposes only and may not be indicative of the results of operations that would have occurred if the events reflected therein had been in effect on the dates indicated or the results which may be obtained in the future. In preparing the Pro Forma Statements, no adjustments have been made to reflect the potential operating synergies and administrative cost savings or the costs of integration activities that could result from the Acquisition.

The pro forma adjustments included herein are subject to change depending on changes in the components of assets and liabilities and as additional analyses are performed. The final allocation of the purchase price for the Acquisition will be determined after completion of a thorough analysis to determine the fair value of the Company’s tangible and identifiable intangible assets and liabilities as of the date the purchase was completed. Increases or decreases in the estimated fair values of the net assets as compared with the information shown in the Pro Forma Statements may change the amount of the purchase price allocated to goodwill and other assets and liabilities, and may impact the Company’s statement of operations in future periods. Any changes in equity, including results of operations from June 30, 2020, through the date the Acquisition was completed, will also change the purchase price, which may include the recording of a higher or lower amount of goodwill. The final adjustments may be materially different from the unaudited pro forma adjustments presented herein.

In a reverse acquisition the Company is the legal acquirer but is determined to be the accounting acquiree, and has issued shares to the PCTI’s shareholder. Generally, the fair value of the consideration transferred equals the fair value of the consideration transferred equals the fair value of the accounting acquiree as the fair value of the public company’s ( the accounting acquiree) shares is generally more reliably determinable than the fair value of the private company’s shares. Accordingly, for the purposes of the pro forma statements herein, the Company utilized its common stock price as of June 30, 2020 for the consideration transferred. However, the Company may determine to value PCTI and such valuation may be significantly different than the Pro Forma Statements herein.

OZOP SURGICAL CORP.

Pro Forma Condensed Balance Sheet

(Unaudited)

	June 30, 2020
	Power Conversion Technologies, Inc.	Ozop Surgical Corp	Pro Forma entries		Pro forma
Assets
Current assets:
Cash and cash equivalents	$286,834	$304,676	$-		$591,510
Advance for acquisition	-	400,000	(400,000)	1	-
Accounts receivable	77,726	-	-		77,726
Inventories	517,937	-	-		517,937
Other current assets	14,263	2,167			16,430
Total current assets	896,760	706,843	(400,000)		1,203,603

Property and equipment, net	24,847	10,910	-		35,757
Goodwill	-	194,951	34,463,737	6	34,658,688
License rights, net of accumulated amortization	-	151,041	-		151,041
Total assets	$921,607	$1,063,745	$34,063,737		$36,049,089

Liabilities and stockholder’s deficit
Current liabilities:
Accounts payable and accrued expenses	$439,745	$419,355	$-		$859,100
Accrued salaries, wages, and withholdings	337,981	-	-		337,981
Accounts payable and accrued expenses, related parties	-	419,692	-		419,692
Convertible notes payable, net of discount	172,886	1,767,505	-		1,940,391
Advances from customers	192,167	-	-		192,167
Advances from affiliates	400,000	-	(400,000)	1	-
Due to shareholder	13,144	-			13,144
Line of credit	344,988	-	-		344,988
Current maturities of long-term debt	167,594	270,030	-		437,624
Derivative liabilities	-	9,471,445	-		9,471,445
Liabilities of discontinued operations	-	75,270	-		75,270
Total current liabilities	2,068,505	12,423,299	(400,000)		14,091,804

Long-term debt
Note payable, net of discount	-	176,365	-		176,365
TOTAL LIABILITIES	2,068,505	12,599,663	(400,000)		14,268,168

Stockholder’s deficit:
Preferred stock (10,000,0 shares authorized, 69,167 shares issued and outstanding)
Series C Preferred stock (50,000 shares authorized and 50,000 shares issued and outstanding, par value $0.001)	-	50	-		50
Series D Preferred stock (20,000 shares authorized and 18,667 issued and outstanding, par value $0.001)	-	-	19	3	19
Series E Preferred stock (3,000 shares authorized and 500 issued and outstanding, par value $0.001)	-	-	1	4	1
Common stock (4,990,000,000 shares authorized par value $0.001; - 1,549,176,877 shares issued and outstanding)	-	1,549,177	-		1,549,177
Treasury stock, Series C Preferred stock (47,500 shares, par value $0.001)	-	(100,000)	100,000	2	-
Common stock to be issued (1,350 shares issuable)	-	1	-		1
Share capital	1,000	-	(1,000)	5	-
Additional paid-in capital	75,989	28,452,220	(100,000)	2
			(19)	3
			(1)	4
			1,000	5
			34,463,737	6
			(41,436,232)	7	21,456,695
Accumulated Deficit	(1,223,887)	(41,436,232)	41,436,232	7	(1,223,887)
Stock subscription receivable	-	(7,600)	-		(7,600)
Accumulated comprehensive gain	-	6,466	-		6,466
Total stockholder’s deficit	(1,146,898)	(11,535,918)	34,463,737		21,780,921

Total liabilities and stockholder’s deficit	$921,607	$1,063,745	$34,063,737		$36,049,089

See notes to pro forma condensed financial statements.

OZOP SURGICAL CORP.

Pro Forma Condensed Statement of Operations and Comprehensive Income (Loss)

(Unaudited)

	Six Months Ended June 30, 2020
	Power Conversion Technologies, Inc.	Ozop Surgical Corp	Pro Forma entries	Pro forma

Revenues	$1,347,041	$-	$-	$1,347,041

Cost of revenues	809,612	-	-	809,612

Gross profit	537,429	-	-	537,429

Selling, general and administrative expenses	320,842	378,746	-	699,588

Operating profit (loss)	216,587	(378,746)	-	(162,159)

Other expenses:
Interest expense	130,052	15,212,160	-	15,342,212
Loss on change in fair value of derivatives	-	3,682,522	-	3,682,522
Loss on extinguishment of debt	-	12,011,607	-	12,011,607
Total other expenses	130,052	30,906,289	-	31,036,341

Income (loss) from continuing operations before income taxes	86,535	(31,285,035)	-	(31,198,500)
Income tax provision	-	-	-	-
Income (loss) from continuing operations	$86,535	$(31,285,035)	$-	$(31,198,500)
Discontinued operations:
Loss from discontinued operations, net of income taxes	-	(29,147)	-	(29,147)
Gain from license termination, net of income taxes	-	86,856	-	86,856
Net income (loss)	$86,535	$(31,227,326)	$-	$(31,140,791)

Other comprehensive loss:
Foreign currency translation adjustment	-	(750)	-	(750)
Comprehensive income (loss)	$86,535	$(31,228,076)	$-	$(31,141,541)

Income (loss) per share basic and fully diluted		$(0.14)		$(0.14)

Weighted average shares outstanding:
Basic and diluted		217,814,987		217,814,987

See notes to pro forma condensed financial statements.

OZOP SURGICAL CORP.

Pro Forma Condensed Statement of Operations and Comprehensive Loss

(Unaudited)

	Year Ended December 31, 2019
	Power Conversion Technologies, Inc.	Ozop Surgical Corp	Pro Forma entries	Pro forma
Revenues	$492,128	$316,865	$-	$808,993

Cost of revenues	454,651	56,511	-	511,162

Gross profit	37,477	260,354	-	297,831

Selling, general and administrative expenses	547,599	2,712,602	-	3,260,201

Loss from operations	(510,122)	(2,452,248)	-	(2,962,370)

Other expenses	56,691	3,687,910	-	3,744,601

Loss from continuing operations before income taxes	(566,813)	(6,140,158)	-	(6,706,971)
Income tax provision	-	-		0
Net loss	$(566,813)	$(6,140,158)	$-	$(6,706,971)

Other comprehensive loss:
Foreign currency translation adjustment	-	(1,012)	-	(1,012)

Comprehensive loss	$(566,813)	$(6,141,170)	$-	$(6,707,983)

Loss per share basic and fully diluted		$(110.03)		$(120.18)

Weighted average shares outstanding:
Basic and diluted		55,816		55,816

See notes to pro forma condensed financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

1.	Basis of Pro Forma Presentation

The accompanying unaudited pro forma condensed consolidated financial statements are based on Ozop Surgical Corp.’s (the “Company”) historical condensed financial statements and Power Conversion Technologies, Inc.’s (“PCTI”) historical condensed financial statements as adjusted to give effect to the acquisition of PCTI by the Company. The unaudited pro forma condensed consolidated statement of comprehensive loss for the year ended December 31, 2019, and for the six months ended June 30, 2020, gives effect to the acquisition of PCTI as if it had occurred on January 1, 2019 and January 1, 2020, respectively. The unaudited pro forma condensed consolidated balance sheet as of June 30, 2020 gives effect to the acquisition of PCTI as if it occurred on June 30, 2020.

The unaudited pro forma condensed consolidated financial statements have been prepared by management for illustrative purposes and do not necessarily reflect what the consolidated company’s financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the consolidated company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of reasons.

The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed consolidated financial statements prepared in accordance with the rules and regulations of the SEC. Differences between these preliminary estimates and the final acquisition accounting may occur and these differences could have a material impact on the unaudited pro forma condensed consolidated financial statements and the consolidated company’s future results of operations and financial position.

In order to prepare the unaudited pro forma condensed consolidated financial statements, the Company performed a preliminary review of PCTI’s accounting policies and did not identify any significant differences. The Company is in the process of finalizing the review of PCTI’s accounting policies to determine if differences in accounting policies require further adjustment or reclassification of PCTI’s results of operations, assets or liabilities to conform to the Company’s accounting policies and classifications. As a result of that review, the Company may identify additional differences between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed consolidated financial statements.

In a reverse acquisition the Company is the legal acquirer but is determined to be the accounting acquiree, and has issued shares to the PCTI’s shareholder. Generally, the fair value of the consideration transferred equals the fair value of the consideration transferred equals the fair value of the accounting acquiree as the fair value of the public company’s ( the accounting acquiree) shares is generally more reliably determinable than the fair value of the private company’s shares. Accordingly, for the purposes of the pro forma statements herein, the Company utilized its common stock price as of June 30, 2020 for the consideration transferred. However, the Company may determine to value PCTI and such valuation may be significantly different than the Pro Forma Statements herein.

2.	Pro Forma Adjustments

(1)	Eliminate intercompany activity.
(2)	Issuance of 47,500 shares of Series C Preferred Stock from treasury stock.
(3)	Issuance of 18,667 shares of Series D Preferred Stock.
(4)	Issuance of 500 shares of Series E Preferred Stock.
(5)	Eliminate 1,000 shares of Capital Stock of. PCTI
(6)	Record transaction value for consideration issued and liabilities assumed.
(7)	Eliminate the Company’s accumulated deficit.